Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 17, 2009, in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-152652) and related Prospectus of Liberator Medical Holdings, Inc., dated August 5, 2010.

/s/ Berenfeld, Spritzer, Shechter & Sheer, LLP
Berenfeld, Spritzer, Shechter & Sheer, LLP
Fort Lauderdale, Florida
August 5, 2010